Exhibit 10.3

ESCROW AGREEMENT

This ESCROW AGREEMENT (“Agreement”) made this      day of December, 2009 by and among BioDelivery Sciences International, Inc. a Delaware corporation, (“BDSI”) Arius Pharmaceuticals, Inc., a Delaware corporation and wholly-owned subsidiary of BDSI (“Arius” and together with BDSI, “Company”), Accentia Biopharmaceuticals, Inc. a Florida corporation (“ABPI”), TEAMM Pharmaceuticals, Inc., a Florida corporation and wholly-owned subsidiary of ABPI, (“TEAMM” and together with ABPI, “Accentia”) and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a financial institution chartered under the laws of the State of New York (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, the Company and Accentia have entered into an Emezine Settlement Agreement of even date herewith, a copy of which is attached hereto as Exhibit A;

WHEREAS, unless otherwise defined in this Agreement, capitalized terms shall have the meaning ascribed to them in the Emezine Settlement Agreement;

WHEREAS, the Company and Accentia propose to establish an Escrow Account (the “Escrow Account”), to which the Company would deposit Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Escrow Funds”), and the Escrow Agent is willing to establish the Escrow Account the terms of which are subject to the conditions hereinafter set forth;

WHEREAS, the Escrow Agent shall establish a bank account (the “Bank Account”) with a nationally recognized bank of its choice into which the Escrow Funds will be deposited.

NOW, THEREFORE in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereby agree as follows:

1. Appointment of Agent. The Company hereby appoints the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

2. Delivery of Escrow Funds. The Escrow Funds are to be deposited by the Company with the Escrow Agent two (2) business days after Accentia files with the Court in the Reorganization Proceeding a motion for an order authorizing Accentia to carry out the Emezine Settlement Agreement. The obligation of the Company to deposit the Escrow Funds shall be triggered after Accentia provides to the Company, a copy of the motion, date stamped by the Court requesting the Court to authorize Accentia to carry out the terms of the Emezine Settlement Agreement . The Escrow Agent shall establish a non-interest bearing Bank Account at a nationally recognized bank of its choice, bearing the designation “American Stock Transfer & Trust Company, as Escrow Agent for BDSI and Accentia”. The purpose of the Bank Account is for (a) the deposit of the Escrow Funds; and (b) the disbursement of the Escrow Funds, all as described herein.

3. Escrow Agent to Hold Escrow Funds. The Escrow Agent will hold in the Bank Account and disburse all Escrow Funds received by it pursuant to the terms of this Escrow Agreement, as follows:

3.1 Promptly after receiving the Escrow Funds as described in Section 2, the Escrow Agent shall deposit the same into the Bank Account.

3.2 The Escrow Agent shall disburse the Escrow Funds as may be directed by joint written instructions of the Company and Accentia. The parties have entered into an Emezine Settlement Agreement of even date herewith the terms of which contemplate that the Company shall pay to TEAMM the Escrow Funds upon satisfaction of certain conditions.

3.3 If the Approval Date for the Emezine Settlement Agreement occurs more than forty-five (45) days after the Filing Date (as such terms are defined in the Settlement Agreement), either the Company or Accentia may request a termination of this Agreement and the Escrow Agent shall return the Escrow Funds to the Company. The Escrow Agent shall provide Accentia with a notice of a request by the Company to terminate this Agreement in the event that the terms of this Section 3.3 are not achieved within the appropriate timeline. If Accentia does not contest such termination within seven (7) days, the Escrow Agent shall disburse the Escrow Funds to the Company. If Accentia disputes the ability of the Company to receive the Escrow Funds under the terms of this Section 3.3, the Escrow Agent shall retain the Escrow Funds until Escrow Agent receives joint written instructions of the Company and Accentia.

3.4 On the eleventh (11th) day following the date on which the Court in Accentia’s Reorganization Proceeding enters an order authorizing Accentia to carry out the terms and conditions of the Emezine Settlement Agreement, and provided there are no requests for reconsideration and provided there exists no appeal of or to such order, the Escrow Agent, upon joint written request by the Company and Accentia, shall disburse the Escrow Funds to TEAMM.

3.5 Upon disbursement of the Escrow Funds pursuant to the terms of this Section 3, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Escrow Funds.

4. Rights, Duties, Exculpation and Indemnification of Escrow Agent.

4.1 The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Escrow Agent by the Company and Accentia relating to the Escrow Funds deposited with the Escrow Agent under this Agreement, the Escrow Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

4.2 The Escrow Agent shall not be liable to the Company or Accentia or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

4.3 The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof. The Escrow Agent shall have no obligation to, and shall not, invest any cash held by the Escrow Agent, other than to deposit the Escrow Funds in the Bank Account. The Escrow Agent shall not be liable to the Company or Accentia or to anyone else for any loss which may be incurred by reason of the deposits of the monies which it holds hereunder in the Bank Account.

4.4 The Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

4.5 To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Escrow Agent may pay such taxes. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.

4.6 The Escrow Agent will be indemnified and held harmless by the Company and by Accentia, jointly and severally, from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies, except for the Escrow Agent’s gross negligence or misconduct. Promptly after the receipt by the Escrow Agent or notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against the Company or Accentia, notify the Company and Accentia thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve the Company or Accentia from any liability which the Company or Accentia may have to the Escrow Agent hereunder.

4.7 For the purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5. Termination of Agreement and Resignation of Escrow Agent.

5.1 This Escrow Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Sections 4 and 7 shall survive the termination hereof.

5.2 The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and Accentia at least 30 days written notice thereof. Should the Escrow Agent resign as herein provided, its only duty shall be to hold the Escrow Funds until they clear the banking system for a period of no more than five (5) business days following the effective date of such resignation. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed jointly by the Company and Accentia all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new Escrow Agent is so appointed within the 60-day period following such notice of resignation, the Escrow Agent may deposit the aforesaid monies and property with any court it deems appropriate.

6. Form of Payments by Escrow Agent.

6.1 Any payments by the Escrow Agent to the Company or to Accentia shall be made by check, payable to the order of the Company or Accentia as the case may be.

6.2 All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

7. Compensation of Escrow Agent. For services rendered, the Escrow Agent shall receive as compensation $2,500, which fee shall be paid by the Company and Accentia promptly following the signing of this Agreement. The Escrow Agent shall also be entitled to reimbursement from the Company and Accentia, jointly and severally, for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors’ and Escrow Agents’ fees and disbursements and all reasonable taxes or other governmental charges. It is anticipated that such disbursement shall not exceed $500.00 barring any unforeseen circumstances.

8. Notices. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

If to the Company:

BioDelivery Sciences International, Inc

801 Corporate Center Drive, Suite 210

Raleigh, NC 27607

Attn: Mark A. Sirgo

Facsimile: (919) 582-9051

With a copy to:

Wyrick Robbins Yates & Ponton LLC

4101 Lake Boone Trail Suite 300

Raleigh, NC 27607

Attention: Larry E. Robbins

Facsimile: (919) 781-4865

If to the Escrow Agent:

American Stock Transfer & Trust Company, LLC

59 Maiden Lane—Plaza Level

New York, New York 10038

Attention: Alan Finn

Tel. # (718) 921-8135

Fax # (718) 765-8758

If to Accentia:

Accentia Biopharmaceuticals, Inc.

324 S. Hyde Park Ave., Suite 350

Tampa, FL 33606

Attention: Legal Department

Facsimile: (813) 258-6912

With a copy to:

Rocke, McLean and Sbar

2309 S. MacDill Avenue

Tampa, FL 33629

Attention: Robert Rocke

Facsimile: (813) 769-5601

And

Stichter, Riedel, Blain & Prosser, P.A.

110 East Madison Street, Suite 200

Tampa, FL 33602

Attention: Charles A. Postler

Facsimile: (813) 229-1811

9. Further Assurances: From time to time on and after the date hereof, the Company and Accentia shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

10. Consent to Service of Process. Each of the Company and Accentia hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to each of the Company and Accentia at its address for purposes of notices hereunder.

11. Miscellaneous.

11.1 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby”, “hereof”, “hereto”, “hereunder” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, company, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender, in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

11.2 Succession and Assignment. This Agreement and the rights and obligations hereunder of the Company or Accentia may be assigned by the Company or Accentia only to a successor to the Company or Accentia. This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company and Accentia. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 11.2) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

11.3 Amendments and Waivers. This Agreement may be amended only with the written consent of the Escrow Agent, the Company and Accentia. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark Sirgo
	Name:	Mark Sirgo
	Title:	President and Chief Executive Officer

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel Duffey
	Name:	Samuel Duffey
	Title:	President

ARIUS PHARMACEUTICALS, INC

By:	/s/ Mark A. Sirgo
	Name:	Mark A. Sirgo
	Title:	President and Chief Executive Officer

TEAMM PHARMACEUTICALS, INC (d/b/a Accentia Pharmaceuticals)

By:	/s/ Samuel Duffey
	Name:	Samuel Duffey
	Title:	President